UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2010
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 784-7777
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On February 8, 2010, Pinnacle Entertainment, Inc. (the “Company”) filed a Form 8-K reporting that the Company had entered into a binding memorandum of understanding with RSUI Indemnity Company (“RSUI”), effective February 3, 2010, to settle the Company’s lawsuit against RSUI in connection with the hurricane-related damage to the Company’s former casino in Biloxi, Mississippi and its Boomtown New Orleans casino in Harvey, Louisiana (the “Memorandum of Understanding”). On February 8, 2010, the Company entered into a settlement agreement and mutual release with RSUI (the “Settlement Agreement”), effective February 3, 2010, related to the litigation described in the Memorandum of Understanding. The Settlement Agreement provides that RSUI agrees to pay the sum of $23.4 million to the Company within ten days (which is in addition to RSUI’s prior payment of approximately $2 million) in exchange for a full and final release of all claims and a dismissal with prejudice of the Company’s lawsuit against RSUI.
After receiving the upcoming settlement payment from RSUI, the Company will have received payments or payment commitments totaling approximately $215 million from its insurers relative to these claims, including the settlement payments received in 2008 from Arch Specialty Insurance Company ($36.8 million) and Allianz Global Risks US Insurance Company ($53 million). The Settlement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On February 8, 2010, the Board of Directors of the Company granted a fully vested option covering 50,000 shares of the Company’s common stock to John V. Giovenco, the Company’s Interim Chief Executive Officer and a Director. The exercise price for the option was the closing price of the Company’s common stock on the date of grant. The option will be exercisable until one year following Mr. Giovenco’s cessation of service as a director for any reason, but in no event shall the option be exercisable more than ten years from the date of grant. The Company has adopted a form of stock option agreement to be used in connection with grants of options that are fully vested on the date of grant (the “Director Stock Option Agreement”), which shall be used in connection with the grant of options to Mr. Giovenco on February 8, 2010 and in connection with grants to directors from time to time. The foregoing description of the Director Stock Option Agreement is qualified in its entirety by reference to the Director Stock Option Agreement attached hereto as Exhibit 10.2. The previous grant on November 24, 2009 of fully vested option covering 50,000 shares of the Company’s common stock to Mr. Giovenco was made pursuant to a form of stock option agreement that is materially consistent with the Director Stock Option Agreement attached hereto as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Settlement Agreement and Mutual Release, effective February 3, 2010, between Pinnacle Entertainment, Inc. and RSUI Indemnity Company.

Exhibit 10.2	Form of Director Stock Option Grant Notice and Form of Director Stock Option Agreement for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date: February 10, 2010	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Settlement Agreement and Mutual Release, effective February 3, 2010, between Pinnacle Entertainment, Inc. and RSUI Indemnity Company.

Exhibit 10.2	Form of Director Stock Option Grant Notice and Form of Director Stock Option Agreement for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended.